EXHIBIT 99.1

US Antimony Corporation 2013 Audit Committee Report

US Antimony Corporation’s Audit Committee consists of three directors, each of whom has been determined by the Board to be “independent” as defined by the listing standards of the New York Stock Exchange (NYSE) and the applicable rules of the SEC.  The members of the Committee are Gary Babbitt (chairman); Whitney Ferer; and Hart Baitis.  The Audit Committee is governed by a written charter adopted by the Board.  A copy of the current Audit Committee charter is at the Corporate Office in Thompson Falls, Montana. Mr. Baitis meets the criteria as a financial expert.

US Antimony Corporation’s management is responsible for US Antimony’s internal controls and financial reporting and the preparation of US Antimony’s consolidated financial statements. US Antimony independent accountant, Decoria , Maichel LLP , Teague of Spokane , Washington (DMT, and referred to also as independent auditors herein) are responsible for auditing US Antimony’s annual consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board.  The independent auditors also are responsible for issuing a report on those financial statements and a report on US Antimony’s internal control over financial reporting.  The Audit Committee monitors these processes.  The Audit Committee is responsible for selecting, engaging, and overseeing US Antimony’s independent auditors. This is the second annual report of the Audit Committee following its organization in December 2011.

In 2012 the Fraud Hotline was passed to the control of the Chairman of the Audit Committee. In all Company facilities in the United States and Mexico a notice with a web address and telephone number have been posted and the employees have been advised to report any fraud, misappropriation or theft. There have been no reports or claims of any such fraud or theft. The notices of the Fraud Hotline in the Mexican facilities are in Spanish.

The Committee reports that the Company has not issued any derivative instruments. There are no offshore or off balance sheet investments or accounts.

DMT is independent and qualified to audit the Company. DMT has the necessary industry experience to conduct the audit and understands our industry. DMT has handled the audits in a professional manner and discussed all concerns and issues in a candid manner.  The PCAOB audited DMT in 2012 and in the process reviewed DMT’s audit of the  Company which the PCAOB approved.

As part of the oversight process, the Audit Committee meets and confers with and will regularly meet with management of the Company (CFO, Controller, and President), and the Company’s independent auditors.  The Audit Committee often confers with each of these groups separately in closed sessions.  The Audit Committee had full access to management, and the Company’s independent auditors.  To fulfill its responsibilities, the Audit Committee did, among other things, the following:

●	Reviewed and discussed with US Antimony’s management and the independent auditors US Antimony’s audited consolidated financial statements for fiscal 2012;

●
Reviewed management’s representations that those consolidated financial statements were prepared in accordance with generally accepted accounting principles and fairly present the consolidated results of operations and consolidated financial positions of the Company for the fiscal years covered by those consolidated financial statements;

●
Discussed with the independent auditors the matters required by Statement on Auditing Standards 61, as modified or supplemented, and SEC rules, including matters related to the conduct of the audit of US Antimony’s consolidated financial statements;

●	Reviewed with the internal auditors the staffing and procedure for auditing the Company’s operations in Mexico;

●
 Discussed with and received written disclosures and the letter from DMT required by applicable independence standards, rules and regulations relating to DMT’s independence from US Antimony, and discussed with DMT its independence from US Antimony;

●
Based on the discussions with management , the independent auditors’ disclosures, letter to the Audit Committee, the representations of management and the reports of the independent accountants, the Audit Committee recommended to the board that US Antimony’s audited annual consolidated financial statements for fiscal 2012 filing to be filed with the SEC;

●	Reviewed all audit services performed for US Antimony by DMT;

●
Selected and appointed DMT as US Antimony’s independent auditors to audit and report on the annual consolidated financial statements of US Antimony to be filed with the SEC prior to US Antimony’s Annual Shareholders’ Meeting to be held in calendar year 2013;

●
Monitored the progress and results of the testing of internal controls over financial reporting pursuant to Section 404 of SOX, reviewed a report from management and the internal auditors of the Company regarding the design, operation and effectiveness of internal controls over financial reporting, and regarding the effectiveness of internal controls over financial reporting; and

●
Received reports from management regarding the Company’s policies, processes, and procedures regarding compliance with applicable laws and regulations and the Statement of Ethics, all in accordance with the Audit Committee’s charter.

●
The Committee has discussed with DMT the failure of management to fully achieve effective internal control. Management has implemented an internal control plan which yielded a measureable improvement in internal control for the 2012 FY. The Committee will meet with senior management to discuss DMT’s findings and recommendations. The Committee is dedicated to achieving proper internal controls and will continue working with management.

The Audit Committee submits this report on March 14, 2013:

Gary Babbitt, Chairman
Whitney Ferer
Hart Baitis